                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    Form 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)     June 12, 1998
                                                 -----------------------



                   AMERICAN ARCHITECTURAL PRODUCTS CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



         Delaware                       0-25634            87-0365268
-----------------------------------  -------------------------------------------
(State or other jurisdiction          (Commission          (IRS Employer
of incorporation)                    File Number)         Identification No.)



755 Boardman-Canfield Road, Building G West, Boardman, Ohio             44512
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code       (330) 965-9910
                                                   -----------------------------



                                 NOT APPLICABLE.
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

The current report on Form 8-K of the registrant previously filed on June 29, 1998 is hereby amended to add thereto the following financial statements and exhibits:

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

The following financial statements relating to the transaction contemplated by the Agreement dated June 12, 1998 pursuant to which American Architectural Products Corporation acquired the Weather-Seal Division of Louisiana-Pacific Corporation are filed herewith:

         AMERICAN ARCHITECTURAL PRODUCTS CORPORATION

                  Unaudited pro forma condensed consolidated balance sheet as of March 31, 1998, and unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 1998 and for the year ended December 31, 1997

         WEATHER-SEAL DIVISION OF LOUISIANA-PACIFIC CORPORATION

                  Report of Independent Certified Public Accountants

                  Balance Sheets at December 31, 1996 and 1997, and at March 31, 1998 (Unaudited)

                  Statements of Operations for the years ended December 31, 1996 and 1997, and for the three months ended March 31, 1997 and 1998 (Unaudited)

                  Statements of Cash Flows for the years ended December 31, 1996 and 1997, and for the three months ended March 31, 1997 and 1998 (Unaudited)

                  Notes to Financial Statements



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                   AMERICAN ARCHITECTURAL PRODUCTS CORPORATION

Date:  July 7, 1998                          /s/ Frank J. Amedia
       --------------------                  -------------------
                                             Frank J. Amedia
                                             President & Chief Executive Officer

                          UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS

The accompanying unaudited pro forma financial statements illustrate the effects of the transactions as discussed below. On March 14, 1997, American Architectural Products Corporation ("AAPC" or "the Company") acquired the stock of Western Insulated Glass, Co. ("Western") and on July 18, 1997, AAPC acquired the stock of Thermetic Glass, Inc. ("Thermetic"). On December 10, 1997, concurrently with the offering of $125 million of 11 3/4% Senior Notes due 2007 ("the Offering"), AAPC consummated the acquisitions of Binnings Building Products, Inc. ("Binnings"), Danvid Company, Inc. and Danvid Window Company (collectively, "Danvid"), American Glassmith, Inc. ("American Glassmith") and Modern Window Corporation ("Modern"). The acquisitions completed in 1997 ("1997 Acquisitions") were accounted for as purchases, with the purchase prices allocated among the assets acquired and the liabilities assumed based on their estimated fair market values. The results of operations of the 1997 Acquisitions were included in the consolidated financial statements of AAPC from the respective dates of acquisition.

On June 12, 1998, AAPC acquired the Weather-Seal Division of Louisiana-Pacific Corporation ("Weather-Seal"). The acquisition was accounted for as a purchase, with the purchase price allocated among the assets acquired and the liabilities assumed based on their estimated fair market values. The results of Weather-Seal's operations will be included in the consolidated financial statements of AAPC from the acquisition date.

The accompanying unaudited pro forma condensed consolidated financial statements illustrate the effects of the 1997 Acquisitions, the Offering, and the acquisition of Weather-Seal (collectively, the "Transactions"). The unaudited pro forma condensed consolidated balance sheet as of March 31, 1998 assumes that the acquisition of Weather-Seal took place on that date and is based on the historical balance sheets of AAPC and Weather-Seal at that date. The unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 1998 is based on the historical statements of operations of AAPC and Weather-Seal for that period. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1997 is based on the historical statements of operations of the 1997 Acquisitions for the periods in 1997 prior to their acquisitions, and of AAPC and Weather-Seal for the year ended December 31, 1997. The unaudited pro forma consolidated statements of operations assume that each transaction occurred on January 1, 1997.

The unaudited pro forma condensed consolidated financial statements reflect pro forma adjustments that are based upon available information and assumptions that the Company believes are reasonable, and do not necessarily reflect the results of operations or the financial position of the Company that actually would have resulted had the Transactions been consummated as of the date and for the periods indicated. In preparing the unaudited pro forma condensed consolidated financial statements, Management believes it has utilized reasonable methods to conform the basis of presentation. The pro forma adjustments reflect those adjustments appropriate to present pro forma financial statements pursuant to regulations prescribed by the Securities and Exchange Commission.

The unaudited pro forma condensed consolidated financial statements may not be indicative of the actual results of the acquisitions. In particular, the unaudited pro forma condensed consolidated financial statements are based on management's current estimate of the allocated purchase price, the actual allocation of which may differ. Further, the unaudited pro forma condensed consolidated financial statements do not reflect certain changes in the operating cost structure of the companies acquired which were made in connection with the Transactions.

The accompanying unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements of AAPC, Western, Thermetic, Binnings, Danvid and Weather-Seal.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1998
                             (DOLLARS IN THOUSANDS)

                                                                                                        Pro Forma          Pro Forma
                                                                    AAPC         Weather-Seal           Adjustment            AAPC
                                                                  --------     --------------     -----------------      ----------

ASSETS

Cash and cash equivalents                                         $ 23,419           $    260          $(15,158) (1)     $  8,521
Accounts receivable, net                                            20,885              3,190                              24,075
Inventories                                                         24,965              9,933                              34,898
Prepaid expenses and other current assets                            1,499                818                               2,317
                                                                  --------     --------------     -----------------      ----------
     Total current assets                                           70,768             14,201           (15,158)           69,811
                                                                  --------     --------------     -----------------      ----------

Property and equipment, net                                         47,696             17,030            13,968  (1)       78,694
Costs in excess of net assets acquired, net                         32,541                  -                              32,541
Other                                                               10,147                119            (1,000) (1)        9,266
                                                                  --------     --------------     -----------------      ----------
     Total assets                                                 $161,152           $ 31,350          $ (2,190)         $190,312
                                                                  ========     ==============     =================      ==========

LIABILITIES & STOCKHOLDERS' EQUITY

Revolving line of credit                                          $      -           $      -          $ 16,600  (1)     $ 16,600
Promissory note                                                          -                  -             7,500  (1)        7,500
Accounts payable                                                     9,903              1,234                              11,137
Accrued expenses                                                    13,398              2,550               448  (1)       16,396
Accrued warranty obligations-current portion                         1,943                600              (600) (1)        1,943
Capital lease obligations-current portion                              761                  -                                 761
                                                                  --------     --------------     -----------------      ----------
     Total current liabilities                                      26,005              4,384            23,948            54,337
                                                                  --------     --------------     -----------------      ----------

Long-term debt                                                     125,000                  -                             125,000
Long-term capital lease obligations, less current portion              470                  -                                 470
Accrued warranty obligations, less current portion                   2,735                900              (900) (1)        2,735
Other                                                                3,827                828                               4,655
                                                                  --------     --------------     -----------------      ----------
     Total liabilities                                             158,037              6,112            23,048           187,197
                                                                  --------     --------------     -----------------      ----------

Stockholders' equity                                                 3,115             25,238           (25,238) (1)        3,115
                                                                  --------     --------------     -----------------      ----------
     Total liabilities and stockholders' equity                   $161,152           $ 31,350          $ (2,190)         $190,312
                                                                  ========     ==============     =================      ==========


     See Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                           CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1998
                             (DOLLARS IN THOUSANDS)



(1) To reflect the acquisition of Weather-Seal and the allocation of purchase price based on the estimated fair market values of assets acquired and liabilities assumed. The components of the purchase price and the related allocation to the assets and liabilities of Weather-Seal are as follows:

           Components of purchase price:
               Cash                                                                                     $14,898
               Cash from revolving line of credit                                                        16,600
               Cash deposit in escrow                                                                     1,000
               Unsecured promissory note to seller                                                        7,500
                                                                                                    ------------
           Total purchase price                                                                         $39,998
                                                                                                    ============
           Allocation of the purchase price:
               Elimination of Weather-Seal equity                                                      $(25,238)
               Cash not acquired                                                                            260
               Elimination of liabilities not assumed:
                    Accrued warranty obligations                                                         (1,500)
                    Employee Stock Ownership Trust                                                         (652)
               Adjustment to accrued  expenses  including  estimate of
                 acquisition  and financing costs                                                         1,100
               Increase in property, plant and equipment                                                (13,968)
                                                                                                    ------------
           Total purchase price allocated                                                              $(39,998)
                                                                                                    ============

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                        THREE MONTHS ENDED MARCH 31, 1998
                 (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                                                                             Pro Forma               AAPC
                                                          AAPC           Weather-Seal       Adjustments           Pro Forma
                                                         --------        ------------       -----------           ---------

Net sales                                                $ 45,608           $ 11,135                               $ 56,743
Cost of sales                                              36,494             11,443            $   160   (1)        48,097
                                                         --------        ------------       -----------           ---------
     Gross profit                                           9,114               (308)             (160)               8,646

Selling, general and administrative expenses                9,402              1,460              (115)   (2)        10,747
                                                         --------        ------------       -----------           ---------
     Loss from operations                                    (288)            (1,768)              (45)              (2,101)

Interest expense                                            3,678                  -               480    (3)         4,158
Interest income                                              (355)                 -                                   (355)
Miscellaneous (income) expense, net                            92                (10)                                    82
                                                         --------        ------------       -----------           ---------
     Loss before income taxes                              (3,703)            (1,758)             (525)              (5,986)

Income taxes (benefit)                                     (1,094)              (528)              528    (4)        (1,094)
                                                         --------        ------------       -----------           ---------
     Loss from continuing operations                     $ (2,609)          $ (1,230)          ($1,053)            $ (4,892)
                                                         ========        ============       ===========           ==========

Basic and diluted loss per common share                   $ (0.19)                                                 $  (0.36)

Weighted average number of shares outstanding          13,458,479                                                13,458,479


See Notes to Unaudited Pro forma Condensed Consolidated Statement of Operations.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED STATEMENT OF OPERATIONS
                        THREE MONTHS ENDED MARCH 31, 1998
                             (DOLLARS IN THOUSANDS)

(1) Represents the increase in depreciation and amortization expense in cost of sales resulting from adjustments to asset bases and useful lives relating to the Weather-Seal acquisition as follows:

           Depreciation  and  amortization in cost of sales based on asset bases resulting from the
             Weather-Seal acquisition                                                                     $ 601
           Elimination of depreciation and amortization in historical cost of sales                        (441)
                                                                                                     -----------
                                                                                                          $ 160
                                                                                                     ===========

(2) Represents net reduction in selling, general and administrative expenses relating to the Weather-Seal acquisition as follows:

           Depreciation and amortization in selling, general and administrative expenses based on
             asset bases resulting from the Weather-Seal acquisition                                      $  60
           Elimination of depreciation and amortization in historical selling, general and
             administrative expenses                                                                        (53)
                                                                                                     -----------
           Incremental depreciation and amortization in selling, general and administrative
             expenses                                                                                         7
                                                                                                     -----------

           Elimination  of nonrecurring Weather-Seal expense for contributions to the
             Louisiana-Pacific Employee Stock Ownership Trust                                              (273)
           Maximum expense resulting from Weather-Seal employees participating in AAPC's 401(K)
             plan                                                                                            99
                                                                                                     -----------
           Savings relating to retirement plan benefits for Weather-Seal employees                         (174)
                                                                                                     -----------

           Incremental insurance costs due to the use of higher contractual rates of the Company
             to provide insurance coverage on Weather-Seal                                                   52
                                                                                                     -----------
                                                                                                          $(115)
                                                                                                     ===========

(3) Represents the interest expense on debt incurred in connection with the acquisition of Weather-Seal as follows:

        Revolving line of credit at a rate of 8.28%                                                        $343
        Unsecured promissory note to seller at 7.31%                                                        137
                                                                                                     -----------
                                                                                                           $480
                                                                                                     ===========

(4) Adjustment is made to eliminate the Weather-Seal tax provision (benefit) in determining the pro forma loss from continuing operations because a loss before income taxes is presented. Management believes that sufficient evidence would not have existed to recognize a deferred tax asset relating to these losses.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997
                 (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                                                                                                 Pro Forma
                                                                          1997 Acquisitions (1)               Debt Offering &
                                                                    ------------------------------------      1997 Acquisition
                                                        AAPC         Binnings       Danvid        Others          Adjustments
                                                    -----------     ---------     ---------     ---------     -----------------
Net sales                                           $    94,252       $42,180       $41,339       $14,627
Cost of sales                                            74,304        29,591        33,822        11,254         $    (20) (2)
                                                    -----------     ---------     ---------     ---------     ------------
     Gross profit                                        19,948        12,589         7,517         3,373               20

Selling, general and administrative expenses             17,178         9,598         5,404         3,223           (1,850) (3)
                                                    -----------     ---------     ---------     ---------     ------------
     Income (loss) from operations                        2,770         2,991         2,113           150            1,870

Interest expense                                          3,928         2,566            23           298            8,797  (4)
Miscellaneous (income) expense, net                          (3)            -           (88)           (2)
                                                    -----------     ---------     ---------     ---------     ------------
     Income (loss) before income taxes                   (1,155)          425         2,178          (146)          (6,927)

Income taxes (benefit)                                     (390)            9           830           (45)            (404) (5)
                                                    -----------     ---------     ---------     ---------     ------------
     Income (loss) from continuing operations              (765)          416         1,348          (101)          (6,523)

Dividends on preferred stock                                (75)            -             -             -
                                                    -----------     ---------     ---------     ---------     ------------
     Income (loss) available to common stockholders $      (840)        $ 416       $ 1,348       $  (101)        $ (6,523)
                                                    ===========     =========     =========     =========     ============
Basic and diluted loss per common share             $     (0.06)

Weighted average number of shares outstanding (11)   12,982,200                                                    737,196

                                                        AAPC
                                                     Pro Forma
                                                      Prior to
                                                   Weather-Seal           Weather-         Pro Forma               AAPC
                                                    Acquisition           Seal (6)        Adjustments           Pro Forma
                                                   ---------------     -------------     ------------         --------------
Net sales                                               $ 192,398           $ 53,478                             $ 245,876
Cost of sales                                             148,951             50,329             $564    (7)       199,844
                                                   ---------------     -------------     ------------         --------------
     Gross profit                                          43,447              3,149             (564)              46,032

Selling, general and administrative expenses               33,553              5,886              (84)   (8)        39,355
                                                   ---------------     -------------     ------------         --------------
     Income (loss) from operations                          9,894             (2,737)            (480)               6,677

Interest expense                                           15,612                  -            1,922    (9)        17,534
Miscellaneous (income) expense, net                           (93)                30                                   (63)
                                                   ---------------     -------------     ------------         --------------
     Income (loss) before income taxes                     (5,625)            (2,767)          (2,402)             (10,794)

Income taxes (benefit)                                          -               (831)             831   (10)             -
                                                   ---------------     -------------     ------------         --------------
     Income (loss) from continuing operations              (5,625)            (1,936)          (3,233)             (10,794)

Dividends on preferred stock                                  (75)                 -                                   (75)
                                                   ---------------     -------------     ------------         --------------
     Income (loss) available to common stockholders      $ (5,700)          $ (1,936)        $ (3,233)           $ (10,869)
                                                   ==============      =============     ============         ==============

Basic and diluted loss per common share                   $ (0.42)                                                 $ (0.79)

Weighted average number of shares outstanding (11)     13,719,396                                               13,719,396

See Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)



(1) Represents historical financial data of the 1997 Acquisitions for the periods prior to their inclusion in the AAPC consolidated financial statements.

(2) Represents the reduction in depreciation and amortization expense in cost of sales resulting from adjustments to asset bases and useful lives relating to the 1997 Acquisitions as follows:

           Depreciation  and  amortization in cost of sales based on asset bases resulting from the
             1997 Acquisitions                                                                             $961
           Elimination of depreciation and amortization in historical cost of sales                        (981)
                                                                                                     -----------
                                                                                                       $    (20)
                                                                                                     ===========

(3)     Represents net reduction in selling, general and administrative expenses relating to the 1997
        Acquisitions as follows:

           Depreciation and amortization in selling, general and administrative  expenses based on
             asset bases resulting from the 1997 Acquisitions                                          $  1,154
           Elimination of depreciation and amortization in historical selling, general and
             administrative expenses                                                                       (297)
                                                                                                     -----------
           Incremental depreciation and amortization in selling, general and administrative
             expenses                                                                                       857
                                                                                                     -----------

           Additional compensation to officers under terms of employment agreements entered into
             in connection with the 1997 Acquisitions                                                        49

           Elimination of compensation to executive officers, former owners and members of the boards of directors which will be nonrecurring as a
             result of the 1997 Acquisitions                                                             (2,377)

           Savings on the insurance costs due to the use of lower  contractual rates of the Company
             to provide insurance coverage on the 1997 Acquisitions                                        (379)
                                                                                                     -----------
                                                                                                       $ (1,850)
                                                                                                     ===========

(4)     Represents the interest expense on the Senior Notes issued on December 10, 1997 and the elimination of historical interest expense as follows:

           Interest on Senior Notes                                                                    $ 14,688
           Amortization of deferred financing costs relating to the Senior Notes                            599
           Other interest relating to the 1997 Acquisitions                                                 135
           Elimination of historical interest expense                                                    (6,625)
                                                                                                     -----------
                                                                                                       $  8,797
                                                                                                     ===========

(5) Adjustment is made to eliminate the tax provision (benefit) in determining the pro forma loss from continuing operations because a loss before income taxes is presented. Management believes that sufficient evidence would not have existed to recognize a deferred tax asset relating to these losses.

(6) Represents historical financial data of Weather-Seal for the year ended December 31, 1997.

(7) Represents the increase in depreciation and amortization expense in cost of sales resulting from adjustments to asset bases and useful lives relating to the Weather-Seal acquisition as follows:

           Depreciation and amortization in cost of sales based on asset bases resulting from the
             Weather-Seal acquisition                                                                 $   2,403
           Elimination of depreciation and amortization in historical cost of sales                      (1,839)
                                                                                                     -----------
                                                                                                       $    564
                                                                                                     ===========

(8) Represents net reduction in selling, general and administrative expenses relating to the Weather-Seal acquisition as follows:

           Depreciation and amortization in selling, general and administrative expenses based on
             asset bases resulting from the Weather-Seal acquisition                                       $238
           Elimination of depreciation and amortization in historical selling, general and
             administrative expenses                                                                       (182)
                                                                                                     -----------
           Incremental depreciation and amortization in selling, general and administrative
             expenses                                                                                        56
                                                                                                     -----------

           Elimination of nonrecurring Weather-Seal expense for contributions to the
             Louisiana-Pacific Employee Stock Ownership Trust                                            (1,036)
           Maximum expense resulting from Weather-Seal employees participating in AAPC's 401(K)
             plan                                                                                           397
                                                                                                     -----------
           Savings relating to retirement plan benefits for Weather-Seal employees                         (639)
                                                                                                     -----------

           Incremental insurance costs due to the use of higher contractual rates of the Company
             to provide insurance coverage on Weather-Seal                                                  499
                                                                                                     -----------
                                                                                                       $    (84)
                                                                                                     ===========

(9) Represents the interest expense on debt incurred in connection with the acquisition of Weather-Seal as follows:

        Revolving line of credit at a rate 8.28%                                                         $1,374
        Unsecured promissory note to seller at 7.31%                                                        548
                                                                                                     -----------
                                                                                                         $1,922
                                                                                                     ===========

(10)    Adjustment is made to eliminate the Weather-Seal tax provision (benefit) in determining the pro forma loss from continuing operations because a loss before income taxes is presented. Management believes that sufficient evidence would not have existed to recognize a deferred tax asset relating to these losses.

(11) Weighted average number of shares used in pro forma presentation includes the weighted average number of shares outstanding for 1997 adjusted to give effect to the shares issued and committed to be issued in connection with the 1997 Acquisitions had these transactions taken place on January 1, 1997. Common stock equivalents are excluded as the effect would be anti-dilutive.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors and Stockholders
Louisiana-Pacific Corporation

We have audited the accompanying balance sheets of Weather-Seal (a division of Louisiana-Pacific Corporation) as of December 31, 1996 and 1997 and the related statements of operations and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Weather-Seal (a division of Louisiana-Pacific Corporation) at December 31, 1996 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.




                                                                BDO SEIDMAN, LLP


Troy, Michigan
May 21, 1998

                                                  WEATHER-SEAL
                  (A DIVISION OF LOUISIANA-PACIFIC CORPORATION)

                                               BALANCE SHEETS

================================================================================

                                                                                  December 31,                        March 31,
                                                                       -----------------------------------    -----------------
                                                                                  1996                1997                1998
================================================================================================================================

                                                                                                                    (Unaudited)
ASSETS

CURRENT ASSETS
  Cash                                                                 $       114,949     $       230,385    $        259,871
  Accounts receivable, less allowance for doubtful accounts
    of $80,000, $40,000, and $54,000 respectively                            2,797,997           2,195,074           3,190,401
  Inventories (Note 3)                                                       8,848,162           9,319,936           9,933,454
  Prepaid expenses and other current assets                                    268,407             266,159             326,708
  Deferred income taxes (Note 6)                                               646,000             491,000             491,000
-------------------------------------------------------------------------------------------------------------------------------

TOTAL CURRENT ASSETS                                                        12,675,515          12,502,554          14,201,434
-------------------------------------------------------------------------------------------------------------------------------

PROPERTY AND EQUIPMENT
  Land and improvements                                                        463,485             638,683             638,683
  Buildings                                                                  7,979,424           8,374,465           8,461,391
  Machinery, equipment and furniture and fixtures                           22,212,488          23,154,197          23,879,858
  Construction-in-progress (estimated cost
    to complete of $735,000 at March 31, 1998)                               1,132,665           1,849,976           1,708,477
-------------------------------------------------------------------------------------------------------------------------------

                                                                            31,788,062          34,017,321          34,688,409
  Less accumulated depreciation                                            (15,573,304)        (17,217,657)        (17,658,721)
-------------------------------------------------------------------------------------------------------------------------------

NET PROPERTY AND EQUIPMENT                                                  16,214,758          16,799,664          17,029,688
-------------------------------------------------------------------------------------------------------------------------------

OTHER ASSETS                                                                   118,983             118,983             118,983
-------------------------------------------------------------------------------------------------------------------------------

                                                                       $    29,009,256     $    29,421,201    $     31,350,105
================================================================================================================================
                                                                                See accompanying notes to financial statements.

                                                  WEATHER-SEAL
                  (A DIVISION OF LOUISIANA-PACIFIC CORPORATION)

                                               BALANCE SHEETS

================================================================================


                                                                                   December 31,                     March 31,
                                                                       ------------------------------------      ---------------
                                                                                  1996                1997                1998
===============================================================================================================================

                                                                                                                    (Unaudited)
LIABILITIES AND EQUITY

CURRENT LIABILITIES
  Bank overdraft                                                       $       433,172     $       153,326    $        367,911
  Accounts payable                                                             583,374             550,692             865,915
  Accrued expenses
    Compensation and employee benefits (Notes 4 and 5)                       1,377,385           1,356,080           1,688,405
    Current portion of warranty obligations                                    600,000             600,000             600,000
    Workers' compensation                                                      221,775             230,211             303,976
    Other                                                                      705,291             474,991             558,031
-------------------------------------------------------------------------------------------------------------------------------

TOTAL CURRENT LIABILITIES                                                    3,920,997           3,365,300           4,384,238

ACCRUED WARRANTY OBLIGATIONS, less current portion                             900,000             900,000             900,000

DEFERRED INCOME TAXES (Note 6)                                               1,187,000           1,356,000             828,000
-------------------------------------------------------------------------------------------------------------------------------

TOTAL LIABILITIES                                                            6,007,997           5,621,300           6,112,238
-------------------------------------------------------------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES (Notes 5 and 7)

DIVISIONAL EQUITY (Note 2)                                                  23,001,259          23,799,901          25,237,867
-------------------------------------------------------------------------------------------------------------------------------

                                                                       $    29,009,256     $    29,421,201    $     31,350,105
===============================================================================================================================
                                                                                See accompanying notes to financial statements.

                                                  WEATHER-SEAL
                  (A DIVISION OF LOUISIANA-PACIFIC CORPORATION)

                                       STATEMENTS OF OPERATIONS

================================================================================

                                                            Year Ended                                   Three Months Ended
                                                            December 31,                                      March 31,
                                                   -------------------------------------------      ---------------------------
                                                           1996                1997                 1997                1998
===============================================================================================================================

                                                                                                (Unaudited)         (Unaudited)


NET SALES (Note 8)                                 $    53,442,867     $    53,478,478     $    10,795,219    $     11,134,563

COST OF SALES                                           52,217,912          50,329,152          10,445,935          11,443,001
-------------------------------------------------------------------------------------------------------------------------------


GROSS PROFIT (LOSS)                                      1,224,955           3,149,326             349,284            (308,438)

SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES (Note 2)                                      5,630,880           5,886,351           1,427,687           1,460,445
-------------------------------------------------------------------------------------------------------------------------------


OPERATING LOSS                                          (4,405,925)         (2,737,025)         (1,078,403)         (1,768,883)

GAIN (LOSS) ON DISPOSITION OF PROPERTY
  AND EQUIPMENT                                           (480,767)            (29,694)              9,763              10,878
-------------------------------------------------------------------------------------------------------------------------------


LOSS BEFORE INCOME TAX BENEFIT                          (4,886,692)         (2,766,719)         (1,068,640)         (1,758,005)

INCOME TAX BENEFIT (Note 6)                              1,575,000             831,000             321,000             528,000
-------------------------------------------------------------------------------------------------------------------------------


NET LOSS                                           $    (3,311,692)    $    (1,935,719)    $      (747,640)   $     (1,230,005)
===============================================================================================================================
                                                                                See accompanying notes to financial statements.

                                                  WEATHER-SEAL
                  (A DIVISION OF LOUISIANA-PACIFIC CORPORATION)

                                      STATEMENTS OF CASH FLOWS

================================================================================

                                                                     Year Ended                               Three Months Ended
                                                                     December 31,                                   March 31,
                                                         ------------------------------------    -----------------------------------
                                                                    1996                1997                1997               1998
====================================================================================================================================
                                                                                                      (Unaudited)        (Unaudited)

 CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                               $    (3,311,692)    $    (1,935,719)    $      (747,640)   $    (1,230,005)
  Adjustments to reconcile net loss to net cash
   provided by (used in)operating activities
    Depreciation                                               1,857,360           2,020,828             475,160            493,739
    Deferred income taxes                                        290,000             324,000                   -           (528,000)
    Loss (gain) on disposition of property
     and equipment                                               480,767              29,694              (9,763)           (10,878)
    Changes in assets and liabilities
     Decrease (increase) in receivables                        1,053,302             602,923            (697,926)          (995,327)
     Increase in inventories                                     (23,494)           (471,774)         (1,688,323)          (613,518)
     Decrease (increase) in prepaid expenses and
      other current assets                                      (156,740)              2,248            (107,603)           (60,549)
     Increase (decrease) in bank overdraft                       (46,644)           (279,846)            230,508            214,585
     Increase (decrease) in accounts payable                     (26,688)            (32,682)            451,904            315,223
     Increase (decrease) in accrued expenses                     310,833            (243,169)           (354,338)           489,130
------------------------------------------------------------------------------------------------------------------------------------

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES              427,004              16,503          (2,448,021)        (1,925,600)
------------------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from disposition of property and equipment            143,663              71,688               9,763             10,878
  Purchase of property and equipment                          (2,826,736)         (2,707,116)           (580,562)          (723,763)
------------------------------------------------------------------------------------------------------------------------------------

NET CASH USED IN INVESTING ACTIVITIES                         (2,683,073)         (2,635,428)           (570,799)          (712,885)
------------------------------------------------------------------------------------------------------------------------------------


CASH FLOWS PROVIDED BY FINANCING ACTIVITIES
  Net increase in intercompany advances from Louisiana
   -Pacific Corporation included in divisional equity          2,323,592           2,734,361           3,090,272          2,667,971
------------------------------------------------------------------------------------------------------------------------------------

NET INCREASE IN CASH                                              67,523             115,436              71,452             29,486

CASH, beginning of period                                         47,426             114,949             114,949            230,385
------------------------------------------------------------------------------------------------------------------------------------

CASH, end of period                                      $       114,949     $       230,385     $       186,401    $       259,871
====================================================================================================================================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Cash paid for interest                                 $             -     $             -     $             -    $             -
  Cash paid for income taxes                                           -                   -                   -                  -
====================================================================================================================================
                                                                                     See accompanying notes to financial statements.

                                                  WEATHER-SEAL
                  (A DIVISION OF LOUISIANA-PACIFIC CORPORATION)

                                 NOTES TO FINANCIAL STATEMENTS

================================================================================

1.    SUMMARY OF    NATURE OF BUSINESS AND BASIS OF PRESENTATION
      ACCOUNTING
      POLICIES      Weather-Seal (the "Company"), a division of
                    Louisiana-Pacific Corporation ("LP"), is engaged principally in the manufacture and distribution of vinyl and wood windows, patio doors and aluminum and vinyl extrusions to customers located primarily in the midwest United States.

                    The accompanying financial statements present the historical financial position, results of operations and cash flows of the Company. The statements of operations reflect all costs incurred by LP directly related to the Company as well as allocations of certain corporate costs and expenses from LP (see Note 2).

                    Divisional equity included in the accompanying balance sheets represents 1) LP's original investment in Weather-Seal, 2) cumulative income or loss since the acquisition of Weather-Seal by LP and 3) net advances from LP. Management has not segregated divisional equity into its component parts.

                    The financial position, results of operations and cash flows of the Company as presented herein, may have differed if the Company had been independent of LP.


                    USE OF ESTIMATES

                    In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, and revenues and expenses during the reporting period. Actual results could differ from those estimates.


                    FAIR VALUES OF FINANCIAL INSTRUMENTS

                    The carrying amounts of accounts receivable, payables and accrued expenses approximate fair value because of the short maturity of these items.

                                                  WEATHER-SEAL
                  (A DIVISION OF LOUISIANA-PACIFIC CORPORATION)

                                 NOTES TO FINANCIAL STATEMENTS

================================================================================

CONCENTRATION OF CREDIT RISK

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of accounts receivable. Due to the nature of the Company's business, its customer base is concentrated in the construction industry. The Company attempts to minimize its credit risk by reviewing customers' credit history before extending credit and by monitoring customers' credit exposure on a continuing basis. The Company establishes an allowance for possible losses on accounts receivable, when necessary, based upon factors surrounding the credit risk of specific customers, historical trends and other information.


INVENTORIES

Inventories are valued at the lower of cost or market. Cost is determined using an average cost method.


PROPERTY, EQUIPMENT AND DEPRECIATION

Property and equipment are stated at cost. The Company uses the units of production method of depreciation for most machinery and equipment which amortizes the cost of equipment over the estimated units that will be produced during its useful life. Provisions for depreciation of buildings, improvements, furniture and fixtures and the remaining machinery and equipment have been computed using the straight-line method over the following estimated useful lives:

Buildings and improvements                                       20 years
Machinery, equipment and furniture and fixtures                3-10 years

Expenditures for renewals and betterments are capitalized. Expenditures for maintenance and repairs are charged against income as incurred.

                                                  WEATHER-SEAL
                  (A DIVISION OF LOUISIANA-PACIFIC CORPORATION)

                                 NOTES TO FINANCIAL STATEMENTS

================================================================================

EMPLOYEE STOCK OWNERSHIP PLAN


Substantially all non-union Company employees participate in LP's employee stock ownership plan ("ESOP"). The statements of operations include an allocation from LP for the costs associated with Company employees who participate in the ESOP.


WARRANTY OBLIGATIONS

The Company sells their products with warranties ranging from one year to a limited lifetime. Accrued warranty obligations are estimated based on claims experience and levels of production. Warranty obligations estimated to be satisfied within one year are classified as current liabilities in the accompanying balance sheets.


REVENUE RECOGNITION

Revenues are recorded upon the shipment of product to the customer.


INCOME TAXES

The Company is a division of LP which files a consolidated federal income tax return. The Company has no tax sharing agreement with LP. The provision for income taxes included in the financial statements has been calculated as if the Company had filed a separate tax return.

The income tax provision is computed using the liability method. Deferred taxes are recorded for the expected future tax consequences of temporary differences between the financial reporting and tax bases of the Company's assets and liabilities.

The income tax provision for interim reporting purposes is based upon the Company's estimate of the effective tax rate expected to be applicable for the full fiscal year.

                                                  WEATHER-SEAL
                  (A DIVISION OF LOUISIANA-PACIFIC CORPORATION)

                                 NOTES TO FINANCIAL STATEMENTS

================================================================================

ADVERTISING

Advertising costs are expensed as incurred. Advertising costs for the years ended December 31, 1996 and 1997 were approximately $1,300,000 and $1,500,000, respectively.

LONG-LIVED ASSETS

Long-lived assets, such as property and equipment, are evaluated for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows from the use of these assets. When any such impairment exists, the related assets will be written down to fair value. No impairment of the Company's long-lived assets has occurred through December 31, 1997.


RECENT ACCOUNTING PRONOUNCEMENTS

In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS
130), which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS 130 is effective for financial statements for periods beginning after December 15, 1997 and requires comparative information for earlier years to be restated. On January 1, 1998, the Company adopted SFAS 130. For the three months ended March 31, 1998, comprehensive income (loss) for the Company does not differ from net income (loss).

                                                  WEATHER-SEAL
                  (A DIVISION OF LOUISIANA-PACIFIC CORPORATION)

                                 NOTES TO FINANCIAL STATEMENTS

================================================================================

Additionally, in June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," (SFAS 131) which supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise." SFAS 131 establishes standards for the reporting by public companies of information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS 131 is effective for financial statements for periods beginning after December 15, 1997 and requires comparative information for earlier years to be restated.

In February 1998, the Financial Accounting Standards Board issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Post-retirement Benefits" (SFAS
132), which revises employers' disclosures about pension and other post-retirement benefit plans. SFAS 132 does not change the measurement or recognition of those plans and is effective for fiscal years beginning after December 15, 1997.

Management has not fully evaluated the impact, if any, these standards may have on future financial statement disclosures. Results of operations and financial position, however, will be unaffected by implementation of these standards.

UNAUDITED INTERIM FINANCIAL INFORMATION

The unaudited interim financial statements for the three months ended March 31, 1997 and 1998 include all adjustments, consisting of normal recurring accruals, which the Company considers necessary for a fair presentation of the results of operations for the periods presented. The interim period results are not necessarily indicative of the results of operations for a full fiscal year.

                                                  WEATHER-SEAL
                  (A DIVISION OF LOUISIANA-PACIFIC CORPORATION)

                                 NOTES TO FINANCIAL STATEMENTS

================================================================================

2. RELATED PARTY    In the statements of operations, selling, general and
   TRANSACTIONS     administrative expenses include allocations of certain LP
                    corporate expenses totaling $180,000 and $201,000 for the years ended December 31, 1996 and 1997, respectively, and $50,250 (unaudited) and $56,000 (unaudited) for the three months ended March 31, 1997 and 1998, respectively.

                    Expenses which are allocated by LP to Weather-Seal are based on LP's estimated incremental costs associated with managing Weather-Seal. Management believes that such allocated corporate expenses have been calculated using reasonable methods.

                    The advances from LP are non-interest bearing. A reconciliation of the divisional equity included in the accompanying balance sheets is as follows:

Year Ended December 31,                                                                     1996               1997
---------------------------------------------------------------------------------------------------------------------

Balance, January 1                                                               $    23,989,359    $    23,001,259
Advances from LP                                                                      63,194,956         63,799,759
Repayment of advances from LP                                                        (60,871,364)       (61,065,398)
Net loss for the year                                                                 (3,311,692)        (1,935,719)
---------------------------------------------------------------------------------------------------------------------

BALANCE, December 31                                                             $    23,001,259    $    23,799,901
=====================================================================================================================

APPROXIMATE AVERAGE BALANCE
  DURING THE YEAR                                                                $    23,500,000    $    23,400,000
=====================================================================================================================

3. INVENTORIES      Inventories consisted of the following:

                                        December 31,                March 31,
                                  --------------------------    --------------------
                                      1996              1997             1998
------------------------------------------------------------------------------------

                                                                    (Unaudited)

Raw materials                  $  4,151,833   $   3,930,065     $   4,218,484
Work-in-process                     880,543         908,085           930,722
Finished goods                    3,815,786       4,481,786         4,784,248
------------------------------------------------------------------------------------

                               $  8,848,162   $   9,319,936     $   9,933,454
====================================================================================

                                                  WEATHER-SEAL
                  (A DIVISION OF LOUISIANA-PACIFIC CORPORATION)

                                 NOTES TO FINANCIAL STATEMENTS

================================================================================

4. ACCRUED          Accrued compensation and employee benefits consist of the
   COMPENSATION     following:
   AND EMPLOYEE
   BENEFITS

December 31,                                                       1996              1997
-------------------------------------------------------------------------------------------

Accrued ESOP contributions                                  $     489,984     $     515,306
Accrued vacation pay                                              769,285           748,876
Accrued salary and wages                                           81,079            57,323
Accrued other                                                      37,037            34,575
-------------------------------------------------------------------------------------------

                                                            $   1,377,385     $   1,356,080
===========================================================================================

5. BENEFIT PLANS    Substantially all of the Company's salaried and non-union
                    hourly employees participate in LP's ESOP. The Company contributes 10% of eligible compensation to the plan on behalf of the employees. The Company recognized approximately $1,042,000 and $1,036,000 of expense for the years ended December 31, 1996 and 1997, respectively, related to this plan.

                    The Company has various defined contribution plans with certain unionized hourly employees. The expense related to these plans was approximately $446,000 and $429,000 for the years ended December 31, 1996 and 1997.

6. INCOME TAXES     The income tax benefits (expense) included in the statements of operations are made up of the following components:

Year Ended December 31,             1996                1997
-------------------------------------------------------------------------------------

CURRENT
      Federal                   $1,965,000      $    1,255,000
      State                       (100,000)           (100,000)
-------------------------------------------------------------------------------------

                                 1,865,000           1,155,000

Deferred                          (290,000)           (324,000)
-------------------------------------------------------------------------------------

TOTAL                           $1,575,000      $      831,000
=====================================================================================

                                                  WEATHER-SEAL
                  (A DIVISION OF LOUISIANA-PACIFIC CORPORATION)

                                 NOTES TO FINANCIAL STATEMENTS

================================================================================
Significant components of deferred tax assets and liabilities as of December 31, 1996 and 1997 are as follows:

December 31,                             1996                 1997
-------------------------------------------------------------------------------------

DEFERRED TAX LIABILITIES
      Depreciation                  $ (1,493,000)    $     (1,662,000)
-------------------------------------------------------------------------------------

DEFERRED TAX ASSETS
      Accrued warranty obligations       510,000              510,000
      Other                              442,000              287,000
-------------------------------------------------------------------------------------

                                         952,000              797,000
-------------------------------------------------------------------------------------

NET DEFERRED TAX LIABILITIES        $   (541,000)    $       (865,000)
=====================================================================================

Year Ended December 31,                 1996                   1997
-------------------------------------------------------------------------------------

Current deferred taxes              $    646,000     $        491,000
Long-term deferred taxes, net         (1,187,000)          (1,356,000)
-------------------------------------------------------------------------------------

NET DEFERRED TAX LIABILITIES        $   (541,000)    $       (865,000)
=====================================================================================

The actual income tax benefit attributable to the loss for the years ended
December 31, 1996 and 1997 differed from the amounts computed by applying the U.S. federal tax rate of 34 percent to pretax loss as a result of the following:

Year Ended December 31,                  1996                   1997
-------------------------------------------------------------------------------------

Tax benefit at U.S. federal
      statutory rate                $  1,661,000     $       941,000

State income taxes, net of
      federal income tax benefit         (66,000)            (66,000)


                                                  WEATHER-SEAL
                  (A DIVISION OF LOUISIANA-PACIFIC CORPORATION)

                                 NOTES TO FINANCIAL STATEMENTS

================================================================================

Year Ended December 31,           1996                   1997
-------------------------------------------------------------------------------------

Expenses not deductible for
      tax purposes                (20,000)               (44,000)
-------------------------------------------------------------------------------------

INCOME TAX BENEFIT            $ 1,575,000         $      831,000
-------------------------------------------------------------------------------------

7. LITIGATION       At December 31, 1997, the Company is a defendant in several lawsuits. The Company may be liable in these matters to the extent that the lawsuits are found in favor of the plaintiffs and to the extent that these matters are not covered by the Company's insurance. In the opinion of management, such liabilities, if any, would not have a material effect on the financial statements of the Company.

8. MAJOR            Sales to one customer amounted to 18% of total net sales
   CUSTOMER         during each of the years ended December 31, 1996 and 1997.

9. SUBSEQUENT       In February 1998, LP signed a Letter of Intent to sell
   EVENT            substantially all of the assets of the Company to American
                    Architectural Products Corporation. The accompanying financial statements do not give effect to this transaction.